Exhibit 8.1

[Form of Tax Opinion]

[Letterhead of Wachtell, Lipton, Rosen & Katz]

[          ], 2022

3M Company
3M Center
St. Paul, MN  55144

Ladies and Gentlemen:

We have acted as special counsel to 3M Company, a Delaware corporation (the “Company”), in connection with (1) the proposed contribution by the Company, a Delaware corporation and wholly owned subsidiary of the Company (“SpinCo”), of certain assets in exchange for the assumption of certain liabilities, the issuance by SpinCo to the Company of shares of common stock, par value $0.01 per share, of SpinCo (“SpinCo Common Stock”), the distribution by SpinCo to the Company of the SpinCo Cash Payment1 and, if applicable, the issuance by SpinCo of the SpinCo Exchange Debt pursuant to the Separation and Distribution Agreement, dated as of December 13, 2021, by and among the Company, SpinCo and Neogen Corporation, a Michigan corporation (“Parent”) (together with all exhibits and schedules thereto, in each case as amended or supplemented through the date hereof, the “Separation Agreement”) (the “Contribution”); (2) the proposed distribution by the Company of SpinCo Common Stock to holders of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) in exchange for currently outstanding shares of Company Common Stock pursuant to an exchange offer (the “Exchange Offer”) and, in the event that holders of Company Common Stock subscribe for less than all of the SpinCo Common Stock owned by the Company in the Exchange Offer, the proposed distribution by the Company of the remaining shares of SpinCo Common Stock owned by the Company on a pro rata basis to holders of Company Common Stock whose shares of Company Common Stock remain outstanding after consummation of the Exchange Offer or, if the Exchange Offer is terminated by the Company without the exchange of shares, the proposed distribution of all shares of SpinCo Common Stock owned by the Company on a pro rata basis to holders of Company Common Stock pursuant to the Separation Agreement (the “Distribution”); and (3) immediately following the Distribution, the proposed merger of Nova RMT Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), with and into SpinCo, pursuant to the Agreement and Plan of Merger, dated as of December 13, 2021, by and among the Company, SpinCo, Parent and Merger Sub (together with all exhibits and schedules thereto, in each case as amended or supplemented through the date hereof, the “Merger Agreement”) (the foregoing transactions and the other transactions contemplated by the Merger Agreement and the Separation Agreement, the “Transactions”).  At your request, and in connection with the effectiveness of the registration statement on Form S-4/S-1 of SpinCo filed with the SEC on March 17, 2022 and the registration statement on Form S-4 of Parent filed with the SEC on March 17, 2022, including the proxy statement/prospectus contained therein (and, in each case, any exhibit, appendix, schedule, or similar attachment thereto, in each case as amended or supplemented through the date hereof, the “Registration Statements”), we are rendering our opinion as to certain U.S. federal income tax matters.

1 Except as otherwise provided, capitalized terms used but not defined herein have the meanings ascribed to them in the Separation Agreement or the Merger Agreement.  Except as otherwise indicated, all “Section” references herein are to the Internal Revenue Code of 1986, as amended (the “Code”), and all “Treasury Regulations Section” references are to the Treasury Regulations promulgated thereunder.

3M Company
[     ], 2022

In providing our opinion, we have examined the Merger Agreement, the Separation Agreement, the other Transaction Documents, the private letter ruling request, which was filed with the Internal Revenue Service on October 27, 2021 in connection with the Transactions, and all supplemental submissions filed in connection therewith, in each case, including any exhibit, appendix or similar attachment thereto (collectively, the “Ruling Documents”), the Registration Statements, the representation letters, dated as of the date hereof, of the Company, SpinCo, Parent, and Merger Sub, delivered to us for purposes of rendering this opinion (the “Representation Letters”) and such other documents, records and papers as we have deemed necessary or appropriate in order to give the opinions set forth herein.  In addition, we have assumed that:  (i) the Transactions and related transactions will be consummated in accordance with the provisions of the Merger Agreement, the Separation Agreement and the other Transaction Documents and as described in the Registration Statements and the Ruling Documents (and no covenants or conditions described therein and affecting this opinion will be waived or modified), (ii) the statements concerning the Transactions and the parties thereto set forth in the Merger Agreement, the Separation Agreement, the other Transaction Documents, the Registration Statements and the Ruling Documents are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the effective times of the Contribution, the Distribution and the Merger and each of the Registration Statements and the Ruling Documents is true, complete and correct and will remain true, complete and correct at all times up to and including the effective times of the Contribution, the Distribution and the Merger, (iii) the statements and representations (which statements and representations we have neither investigated nor verified) made by the Company, SpinCo, Parent and Merger Sub in their respective Representation Letters are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the effective time of the Contribution, the Distribution and the Merger, (iv) all statements and representations qualified by knowledge, expectation, belief, materiality or comparable qualification are and will be true, complete and correct as if made without such qualification, (v) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, all relevant documents have been or will be duly executed in the form presented to us and all natural persons who have executed such documents are of legal capacity, and (vi) all applicable reporting requirements have been or will be satisfied.  If any of the above described assumptions is untrue for any reason, or if the Transactions are consummated in a manner that is different from the manner described in the Merger Agreement, the Separation Agreement, the other Transaction Documents, the Registration Statements or the Ruling Documents, our opinion as expressed below may be adversely affected.

3M Company
[     ], 2022

Based upon and subject to the foregoing and the assumptions, exceptions, limitations and qualifications set forth herein and described in the Registration Statements, we hereby confirm to you that the discussion set forth in the section entitled “U.S. Federal Income Tax Consequences of the Distribution and the Merger” in the Registration Statements constitutes our opinion as to the material U.S. federal income tax consequences of the Distribution and the Merger to the Company and to U.S. Holders (as defined in such section in the Registration Statements) of Company Common Stock and SpinCo Common Stock.

We express no opinion on any issue or matter relating to the tax consequences of the transactions contemplated by the Merger Agreement, the Separation Agreement, the other Transaction Documents, the Registration Statements or the Ruling Documents other than the opinion set forth above, including (i) any “excess loss account” or “intercompany transaction” required to be taken into account under Treasury Regulations relating to consolidated returns and (ii) any gain or loss recognized in the transactions contemplated by the Asset Purchase Agreement.  Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect.  Any change in applicable laws or the facts and circumstances surrounding the Transactions and certain related transactions, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein.  We assume no responsibility to inform the Company of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion solely in connection with the filing of the Registration Statements.  We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statements, and to the references therein to us.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,